UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2011

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including zip code)

(914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Business Sale and Purchase Agreement I

On December 20, 2011, Prestige Brands Holdings, Inc., a Delaware corporation (the “Company”), entered into a definitive business sale and purchase agreement (“BSPA I”) with GlaxoSmithKline plc and certain of its affiliates (collectively, “GSK”) to acquire 15 over-the-counter (OTC) pharmaceutical brands sold in North America, including related contracts, trademarks and inventory, for $615 million in cash, subject to a post-closing inventory adjustment. Among the brands the Company agreed to acquire are the BC(R), Goody's(R), and Ecotrin(R) brands of pain relievers; Beano(R), Gaviscon(R), Phazyme(R), Tagamet(R) and Fiber Choice(R) GI brands; and the Sominex(R) sleep aid brand.  The closing of the acquisition contemplated by BSPA I is subject to customary legal and regulatory closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the Company closing on its committed financing for the acquisition.

BSPA I contains customary representations and warranties as well as indemnification provisions which, except in limited circumstances, survive for 18 months from the closing date and are capped at 15% of the purchase price not allocable to the acquired inventory.  The Company’s liability under BSPA I generally is capped at $40 million in connection with the termination of the agreement due to the Company’s material non-compliance or breach of its obligations under the agreement.

If the Company is unable to satisfy the financing condition under BSPA I on or before the date on which the acquisition may close under its terms and GSK elects to terminate BSPA I, then the Company will be obligated to pay a termination fee of $25 million to GSK.

This summary of BSPA I does not purport to be complete and is qualified in its entirety by reference to the provisions of BSPA I, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Business Sale and Purchase Agreement II

As of December 20, 2011, the Company entered into a definitive business sale and purchase agreement (“BSPA II”) with GlaxoSmithKline plc and certain of its affiliates to acquire Debrox (R) and Gly-Oxide (R) brands, each of which are over-the-counter (OTC) pharmaceutical brands, including related trademarks and inventory, for $45 million in cash, subject to a post-closing inventory adjustment.  The closing of the acquisition is subject to customary legal and regulatory closing conditions, including the assignment and license of certain intellectual property rights.  The Company may terminate BSPA II on or after April 30, 2012 if the Company has not drawn on its committed financing by such date.

BSPA II contains customary representations and warranties as well as indemnification provisions which, except in limited circumstances, survive for 18 months from the closing date and are capped at 15% of the purchase price not allocable to the acquired inventory.   The Company’s liability under BSPA II generally is capped at $25 million in connection with the termination of the agreement due to the Company’s material non-compliance or breach of its obligations under the agreement.

This summary of BSPA II does not purport to be complete and is qualified in its entirety by reference to the provisions of BSPA II, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Commitment Letter

On December 20, 2011, the Company entered into a commitment letter (the “Commitment Letter”) with Citibank Global Markets Inc. (together with its affiliates, “Citi”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Royal Bank of Canada (“RBOC” and together with Citi and Morgan Stanley, the “Initial Lenders”).  Under the Commitment Letter, Citi, Morgan Stanley and RBOC have committed to, severally and not jointly, provide up to the aggregate principal amount of $960 million.

Pursuant to the Commitment Letter and subject to the conditions set forth therein, the Initial Lenders will provide (i) a seven-year senior secured term loan facility in an aggregate principal amount of $620 million, (ii) a five-year senior secured revolving credit facility in an aggregate principal amount of $50 million and (iii) a one-year senior unsecured bridge facility in an aggregate principal amount of $290 million (collectively, the “Credit Facilities”).  The Company may issue up to $290 million in senior unsecured notes in a Rule 144A offering in lieu of the bridge facility.  The proceeds of the term loan and the bridge facility (and/or the unsecured notes) will be used by the Company, among other things, to pay the consideration in connection with the respective closing of each acquisition and to refinance the Company’s existing credit facility.

The commitment of the Initial Lenders to provide the Credit Facilities is subject to certain conditions, including the consummation of the acquisition contemplated by and in accordance with the terms of BSPA I, the absence of a Material Adverse Change (as defined in BSPA I) and certain other customary closing conditions.

This summary of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the provisions of the Commitment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

 See Exhibit Index immediately following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDING, INC.

Date: December 27, 2011	By:	/s/ Eric S. Klee
Eric S. Klee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1•
Business Sale and Purchase Agreement, dated December 20, 2011, between GlaxoSmithKline LLC, GlaxoSmithKline plc and certain of its affiliates described in Schedule 1 thereto and Prestige Brands Holdings, Inc.

2.2•	Business Sale and Purchase Agreement, dated as of December 20, 2011, between GlaxoSmithKline LLC, GlaxoSmithKline Consumer Healthcare L.P., GlaxoSmithKline plc and Prestige Brands Holdings, Inc.
10.1	Commitment Letter, dated December 20, 2011, by and among Citibank Global Markets Inc., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada and Prestige Brands Holdings, Inc.

•              Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted confidential material has been filed separately with the Securities and Exchange Commission. The location of the confidential information is indicated in the exhibit with brackets and asterisks  ([***] ).